UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2017

GTT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01.  Other Events

On September 25, 2017, GTT Communications, Inc. (the “Company”) priced an upsized offering of $125 million aggregate principal amount of its 7.875% Senior Notes due 2024 (the “Notes”) at an issue price of 106% plus interest deemed to have accrued thereon from June 30, 2017. The Notes will be treated as a single series of debt securities with the Company’s $300 million aggregate principal amount of 7.875% Senior Notes due 2024 that it issued on December 22, 2016 and the Company’s $150 million aggregate principal amount of 7.875% senior notes due 2024 that it issued on June 9, 2017. The offering is expected to close on or about October 10, 2017, subject to customary closing conditions.

The net proceeds from the offering (not including interest deemed to have accrued from June 30, 2017 to the closing date of the offering to be paid by purchasers of the Notes), after deducting the initial purchasers’ discounts and the payment of the Company’s estimated expenses related to this offering, will be approximately $130 million. The Company intends to use the net proceeds from the offering for general corporate purposes, including for working capital, repayment of indebtedness under the Company’s credit facilities, capital expenditures and the financing of future acquisitions.

The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. buyers in accordance with Regulation S under the Securities Act. The Notes have not been and are not expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The disclosure above contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including the anticipated use of proceeds of the offering. There can be no assurance that the offering will be consummated. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. The Company undertakes no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTT COMMUNICATIONS, INC.

By:	/s/ Michael T. Sicoli
Michael T. Sicoli
Chief Financial Officer

Date: September 25, 2017